SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC 20549


                           FORM 8-K


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 1995



             Shenandoah Telecommunications Company
      (Exact name of registrant as specified in charter)





   Virginia                  0-9881              54-1162807
(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification
incorporation)                                Number)




      124 South Main Street, Edinburg, Virginia   22824
      (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (703) 984-4141
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Item 5.   Other Events.

          On March 27, 1995, the Registrant entered into a memorandum of understanding with American Personal Communications ("APC") pursuant to which the Registrant will act as manager of a portion of APC's personal communications service ("PCS") system in portions of rural northwestern Virginia, West Virginia, Maryland, and south central Pennsylvania located along the Interstate Route No. 81 corridor. The Registrant anticipates making capital investments of approximately $10 million to $15 million within the next three years in connection with its role as manager of APC's PCS services for that region.

          The Registrant is currently evaluating the possible purchase of cable television systems within its local telephone service area. It is not clear whether the Registrant will be able to reach a definitive agreement for such a purchase, or if it will be able to obtain the necessary regulatory approvals.

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                          SIGNATURES


     Pursuant to the requirements of the Securiteis Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


April 5, 1995            SHENANDOAH TELECOMMUNICATIONS COMPANY



                         BY:    CHRISTOPHER E. FRENCH
                              President